SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2004

THE LACLEDE GROUP, INC.

(Exact name of registrant as specified in its charter)

Missouri	1-16681	74-2976504
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

720 Olive Street St. Louis, Missouri	63101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (314) 342-0500

NONE

(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.

On May 25, 2004, The Laclede Group, Inc. entered into an underwriting agreement with A.G. Edwards & Sons, Inc., Edward D. Jones & Co., L.P., Stifel, Nicolaus & Company, Incorporated and RBC Capital Markets Corporation ( collectively, the “Underwriters”) in connection with the offering and sale of 1,500,000 shares of its common stock, par value $1 per share, including the attached preferred share purchase rights, plus up to an additional 225,000 shares of common stock that may be purchased by the underwriters to cover over-allotments. The offering is expected to close on May 28, 2004. The shares of common stock, with attached preferred share purchase rights, to be sold in the offering are registered with the Securities and Exchange Commission on Form S-3 (No. 333-86722). A copy of the Underwriting Agreement is attached as Exhibit 1 to this Form 8-K. The Company has also filed herewith the legal opinion as to the validity of the shares of common stock with preferred share purchase rights being issued in the offering, a copy of which is attached as Exhibit 5. The Company issued a press release regarding the sale of the shares on May 25, 2004, a copy of which is attached hereto as Exhibit 99.

Item 7. Financial Statements and Exhibits.

Reference is made to the information in the Index to Exhibits filed as a part of this Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE LACLEDE GROUP, INC.

By:	/s/ Barry C. Cooper
Barry C. Cooper
Chief Financial Officer

Date: May 25, 2004

Index to Exhibits

Exhibit No.
1	Underwriting Agreement dated May 25, 2004, entered into by The Laclede Group, Inc. and the Underwriters.

5	Legal Opinion

23	Consent (contained in Exhibit 5 hereto).

99	Press release dated May 25, 2004.